Exhibit 99.1

NewsRelease

TC PipeLines, LP to Present at
NAPTP Master Limited Partnership Conference

HOUSTON, Texas – May 16, 2012 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will be presenting at the National Association of Publicly Traded Partnerships (NAPTP) Master Limited Partnership Investor Conference on Wednesday, May 23, 2012, in Greenwich, Conn. starting at 1:45 p.m. EDT. Steve Becker, president of the general partner, will present an overview of the Partnership and its business outlook.

A live webcast link and a copy of the presentation will be available at the Partnership’s Investor Centre at www.tcpipelineslp.com.

TC PipeLines, LP (NYSE: TCP) has interests in over 5,550 miles of federally regulated U.S. interstate natural gas pipelines which serve markets across the United States and Eastern Canada. This includes significant interests in Great Lakes Gas Transmission Limited Partnership and Northern Border Pipeline Company as well as 25 percent ownership interest in each of Gas Transmission Northwest LLC, and Bison Pipeline LLC. TC PipeLines, LP also has 100 percent ownership of North Baja Pipeline, LLC and Tuscarora Gas Transmission Company. TC PipeLines, LP is managed by its General Partner, TC PipeLines GP, Inc., an indirect wholly owned subsidiary of TransCanada Corporation (NYSE: TRP). TC PipeLines GP, Inc. also holds common units of TC PipeLines, LP. For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Media Inquiries:	Grady Semmens/Shawn Howard	403.920.7859 800.608.7859
Unitholder and Analyst Inquiries:	Lee Evans	877.290.2772 investor_relations@tcpipelineslp.com